As filed with the Securities and Exchange Commission on March 24, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

JABIL CIRCUIT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	38-1886260 (I.R.S. Employer Identification No.)
of incorporation or organization)

10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida (Address of Principal Executive Office)	33716 (Zip Code)
JABIL CIRCUIT, INC.
2002 STOCK INCENTIVE PLAN
(Full title of the plan)

Robert L. Paver, Esq.
Secretary and General Counsel
Jabil Circuit, Inc.
10560 Dr. Martin Luther King, Jr. Street North
St. Petersburg, Florida 33716
(Name and address of agent for service)
(727) 577-9749
(Telephone number, including area code, of agent for service)
Copies of all communications to:
Chester E. Bacheller, Esq.
Holland & Knight LLP
100 North Tampa Street, Suite 4100
Tampa, Florida 33602
Phone: (813) 227-6431
Fax: (813) 229-0134
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	maximum	Amount of
Securities	to be	offering price	aggregate	registration
to be registered	Registered(2)	per unit(3)	offering price(3)	fee(3)
Common Stock, par value $0.001 per share reserved under 2002 Stock Incentive Plan(1)	7,000,000	$37.82	$264,740,000	$28,327.18

(1)	Including preferred stock purchase rights issued under the Registrant’s Stockholder Rights Plan, dated October 19, 2001.

(2)	The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the Registrant as reported on the New York Stock Exchange on March 17, 2006.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT
     Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2002 (File No. 333-98299) relating to the registration of 7,464,080 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 13, 2003 (File No. 333-106123) relating to the registration of 2,144,646 shares of the Registrant’s Common Stock and the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 27, 2004 (File No. 333-112264) relating to the registration of 10,000,000 shares of the Registrant’s Common Stock, authorized for issuance pursuant to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 7,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Plan.

PART II
ITEM 8. EXHIBITS
SIGNATURES
INDEX OF EXHIBITS
Ex-4.1 Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended
Ex-5.1 Holland & Knight Opinion
Ex-23.2 Consent of Accounting Firm

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
4.1	Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended.

4.2	Schedule to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (sub-plan for United Kingdom employees).(1)

4.3	Addendum to the Terms and Conditions of the Jabil Circuit, Inc. 2002 Stock Incentive Plan for Grantees Resident in France (sub-plan for French employees).(2)

5.1	Opinion of Holland & Knight LLP re legality of the Common Stock.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney of certain officers and directors of the Registrant (included on signature page).

(1)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-98299) filed August 16, 2002.

(2)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-106123) filed June 13, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on March 24, 2006.

JABIL CIRCUIT, INC.

By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander, Chief Financial Officer
POWER OF ATTORNEY
KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Jabil Circuit, Inc., hereby severally constitute and appoint Forbes I.J. Alexander and Robert L. Paver, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ William D. Morean William D. Morean	Chairman of the Board of Directors	March 24, 2006

By	/s/ Thomas A. Sansone Thomas A. Sansone	Vice Chairman of the Board of Directors	March 23, 2006

By:	/s/ Timothy L. Main Timothy L. Main	Chief Executive Officer (Principal Executive Officer)	March 23, 2006

By:	/s/ Forbes I.J. Alexander Forbes I.J. Alexander	Chief Financial Officer (Principal Financial and Accounting Officer)	March 21, 2006

By:	/s/ Lawrence J. Murphy Lawrence J. Murphy	Director	March 21, 2006

By	/s/ Mel S. Lavitt Mel S. Lavitt	Director	March 21, 2006

By:	/s/ Steven A. Raymund Steven A. Raymund	Director	March 22, 2006

By:	/s/ Frank A. Newman Frank A. Newman	Director	March 21, 2006

By:	/s/ Laurence S. Grafstein Laurence S. Grafstein	Director	March 21, 2006

By:	/s/ Kathleen A. Walters Kathleen A. Walters	Director	March 22, 2006

INDEX OF EXHIBITS
4.1	Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended.

4.2	Schedule to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (sub-plan for United Kingdom employees).(1)

4.3	Addendum to the Terms and Conditions of the Jabil Circuit, Inc. 2002 Stock Incentive Plan for Grantees Resident in France (sub-plan for French employees).(2)

5.1	Opinion of Holland & Knight LLP re legality of the Common Stock.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney of certain officers and directors of the Registrant (included on signature page).

(1)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-98299) filed August 16, 2002.

(2)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-106123) filed June 13, 2003.